UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 6, 2007

Date of Report (Date of earliest event reported)

NEXTMART, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor 1 East Chang’an Avenue, Dongcheng District, Beijing, 100738 PRC
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 865-0901 x 322

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2007, we entered into an agreement with Mr. Jiancai Zhou to acquire all of the issued and outstanding capital stock of Peeress Design and Management Center, Ltd, a British Virgin Island company (“Peeress”) based in Mainland China. Peeress is women’s clothing brand that has over 3,000 patented clothing designs accumulated over a 12-year period. The agreement is scheduled to close on or before October 6, 2007.

The consideration for the acquisition is $2.17 million, of which $1 million will be paid in cash and $1.17 million will be paid with 5 million shares of Sun 3C Media Plc (AIM:SCCC) held by us. Of the $1 million cash payment, we will pay at closing one half of the amount ($500,000) and Sun Media Investment Holdings (“SMIH”), our largest shareholder, will pay the remaining one half of the cash amount. In exchange for payment by SMIH, we granted SMIH, under a separate agreement, a perpetual, non-exclusive usage right to the Company’s reverse-auction software.

A copy of the related term sheet and the press release are attached hereto as Exhibits 99.1 and 99.2, respectively.

On August 7, 2007, we entered into an agreement with Yang Lan Studio Ltd, an affiliate of Sun Media Investment Holdings, our largest shareholder, to sell certain non-core assets, including five used automobiles. The consideration for the arreement is $294,867.35 to be satisfied with 268,062 shares of Broadcast International (OTC:BCST) valued at $1.10 per share. The agreement is expected to close on or before September 1, 2007.

On August 7, 2007, we entered into an agreement with Her Shop Ltd., an affiliate of Sun Media Investment Holdings, our largest shareholder, to trade 99,629 shares of Asia Premium Television Group (OTC:ATVG) held by us for 231,939 shares of Broadcast International Inc. (OTC:BI) held by Her Shop Ltd. The approximate value of the transaction was $260,000, whereby the ATVG shares were valued at approximately $2.65 per share and the Broadcast International shares were valued at approximately $1.10 per share. The agreement is expected to close on or before September 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.

(Registrant)

Date: August 10, 2007	By:	/s/ Ren Huiliang
Ren Huiliang, Chief Executive Officer

Exhibit No.	Description

99.1	Term Sheet for the Company’s acquisition of the Peeress Design and Management Center (translated from the Chinese)
99.2	Press Release dated August 6, 2007, announcing the Company’s acquisition of the Peeress Design and Management Center